Exhibit 99.1

Joint Filer Information to Form 4

Name of Joint Filer:	LAL Family Partners, L.P.

Address of Joint Filer:	c/o The Estée Lauder Companies Inc.
767 Fifth Ave.
New York, NY 10153

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	The Estee Lauder Companies Inc. [EL]

Date of Earliest Transaction Required to be Reported
(Month/Day/Year):	11/3/2025

Designated Filer:	LAL Family Partners, L.P.

Signature:

LAL Family Partners, L.P.
By: LAL Family Corporation
Its General Partner

By:	/s/ Carol S. Boulanger
Name: Carol S. Boulanger
Title: President

Date: November 5, 2025

Name of Joint Filer:	LAL Family Corporation

Address of Joint Filer:	c/o The Estée Lauder Companies Inc.
767 Fifth Ave.
New York, NY 10153

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	The Estée Lauder Companies Inc. [EL]

Date of Earliest Transaction Required to be Reported
(Month/Day/Year):	11/3/2025

Designated Filer:	LAL Family Partners, L.P.

Signature:

LAL Family Corporation

By:	/s/ Carol S. Boulanger
Name: Carol S. Boulanger
Title: President

Date: November 5, 2025